UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor
New York, NY		10001
(Address of Principal Executive Offices)		(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The CEO’s Original 2019 Equity Grants

As previously disclosed, on February 14, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Varonis Systems, Inc. (the “Company”) granted to the Company’s Chief Executive Officer and President, Yakov Faitelson (the “CEO”), a mix of performance-vesting restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”) under the Company’s 2013 Omnibus Equity Incentive Plan (the “2013 Plan”). The Committee determined during its annual executive compensation review to introduce PSUs to the CEO’s executive compensation package for 2019 and to allocate 50% of his long-term equity compensation to PSUs and 50% to RSUs, based on benchmarking against the practices of peer companies, the CEO’s performance, the policies of proxy advisory firms and institutional investors, and general competitive market conditions.

With respect to the 2019 PSUs, the Committee established subscription revenues as a percentage of total license revenues as the performance metric due to the Company’s ongoing transition to a subscription licensing model and set the initial target revenue percentages based on the practices of peer companies and the pace of their subscription revenues growth over time. The PSUs were scheduled to vest, subject to continued employment, in one-third annual installments over 2020, 2021 and 2022 after being earned upon the achievement of this target percentage at the end of a one-year performance period in 2019. The Committee believes that the target percentages, when originally set shortly after fiscal 2018 year-end, were appropriately aggressive as a performance metric to incentivize strong subscription revenues growth in 2019.

Review of the CEO’s 2019 Equity Grants Based on Post-Grant Events and Stockholder Engagement

After completing the first quarter of 2019, the Company found that it was transitioning to a subscription licensing model at a pace much faster than initially anticipated. To reflect this successful start to the transition and maintain the challenging nature of the performance metric, the Committee thus determined at its April meeting that the previously-established target revenue percentages for the CEO’s 2019 PSUs should be substantially increased. At that meeting, the Committee also decided to review further throughout the second quarter any additional changes that should be made to the CEO’s long-term equity compensation.

Additionally, in April 2019, the Company undertook an extensive outreach initiative to its considerably diffuse stockholder base, seeking investors’ feedback on its executive compensation program in response to the negative recommendations of proxy advisory firms and the preliminary results of the stockholder vote on the non-binding, advisory proposal for the 2018 executive compensation of the Company’s named executive officers, including the CEO (the “Say-on-Pay Proposal”). In its outreach efforts, the Company contacted stockholders representing approximately 60% of its outstanding shares, including 23 of the largest 30 stockholders, offered to meet in person or telephonically with them, and ultimately spoke with stockholders representing approximately 35% of its outstanding shares on various executive compensation issues. In these conversations, which occurred in person or telephonically, Company management, with the participation of the Chair of the Committee in most instances, explained that the 2018 RSU award was intended to remediate the CEO’s historically low equity pay in prior years, at levels substantially below the chief executive officer median of peer companies, and that the Company had already determined that the CEO’s 2019 long-term equity award would be 50% performance-vesting. Nonetheless, stockholders cited concerns with the CEO’s 2018 equity compensation, referencing in particular the negative recommendations of proxy advisory firms on the Say-on-Pay Proposal. Stockholders primarily emphasized the concerns raised by the proxy advisory firms focusing on (i) the lack of performance-vesting equity awarded to the CEO in 2018 and (ii) the nominal amount of the CEO’s 2018 RSU grant on a standalone basis, without factoring in his below-average equity awards from prior years. At the annual meeting held on May 2, 2019, a majority of stockholders present cast votes against the Say-on-Pay Proposal.

Changes to the CEO’s 2019 Equity Grants

In furtherance of the preliminary steps taken in April to change the CEO’s 2019 equity grants and in response to comments from investors on the CEO’s 2018 equity pay package and the outcome of the vote on the Say-on-Pay Proposal at the annual meeting, the Committee met several times in 2019 to develop a long-term plan for enhancing the effectiveness of the CEO’s compensation. The Committee sought to meet the goals of the Company’s overall executive compensation program—motivating, attracting and retaining highly-skilled executives and driving top performance—while remaining responsive to stockholders on compensation issues. With respect to the CEO’s 2019 equity compensation, the Committee explored ways of changing the size and terms of the RSU and PSU grants to align them further with peer company practices and to heighten their performance-based impact. In addition to the above-referenced Committee meeting in April where the Committee decided that the 2019 target revenue percentages should be substantially increased, at a meeting in May 2019, the Committee evaluated with respect to the CEO’s 2019 equity compensation (i) potentially reduced grant sizes, (ii) performance targets that would be harder to achieve, including in light of the Company’s first quarter 2019 performance and revised full year 2019 projections, (iii) an overall performance period of three years rather than one year, and (iv) no release to the CEO of any shares underlying PSUs (even those earned during the 2019 and 2020 performance periods) until February 28, 2022. Throughout this process, the Committee consulted with its independent compensation consultant, Compensia, Inc., and engaged Equity Methods, LLC to advise the Committee on related disclosure, tax and accounting issues.

After further analysis, on June 25, 2019, the Committee finalized its discussions and resolved to maintain the CEO’s 50%/50% split between RSUs and PSUs, while revising the 2019 RSU and PSU grants as follows.

•	2019 RSU grant: The Committee decreased the number of RSUs, which vest over four years subject to continued employment, from 66,642 to 38,536.
•	2019 PSU grant:
o	The Committee amended the vesting terms of the grant to vest in three equal installments based on the achievement of applicable annual 2019, 2020 and 2021 target revenue percentages. Upon vesting and after all applicable tax withholding, shares earned in respect of the 2019 and 2020 performance periods will be placed in a trust account or otherwise retained by the Company and only paid to the CEO on February 28, 2022 (the time of payment of awards in respect of the 2021 performance period), subject to the CEO’s continued employment through such date.
o	As it previously determined should be done in its April meeting, the Committee raised the target revenue percentages for the 2019 performance period and set successively more challenging target percentages for the 2020 and 2021 performance periods, based on a survey of peer companies also using subscription revenue percentages as their performance metric, in order to ensure the difficulty of reaching such goals.
o	The Committee decreased the target number of PSUs from 66,642 to 38,536 and increased the maximum number of PSUs from 170% of the target number to 200% of the target number.

The foregoing summary descriptions of the terms of the CEO’s 2019 RSU and PSU grants are qualified in their entirety by reference to the full text of the Company’s forms of RSU grant notice and award agreement and the CEO’s amended and restated 2019 PSU grant notice and award agreement, which are attached as Exhibits 10.1 and Exhibit 10.3 hereto, respectively, and incorporated herein by reference.

The Committee, Board and management continue to welcome feedback from stockholders on the Company’s executive compensation program, as well as its business and governance. Stockholders are strongly encouraged to reach out to the Board or management to discuss issues important to them and should continue using the communication methods disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2013 Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 6, 2014).*
10.2	Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan, dated February 14, 2019, between Yakov Faitelson and the Company.*
10.3	Amended and Restated Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan, dated June 25, 2019, between Yakov Faitelson and the Company.*
10.4	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan.*

* Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: June 26, 2019	By:	/s/ Guy Melamed
Name: Guy Melamed
Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2013 Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 6, 2014).*
10.2	Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan, dated February 14, 2019, between Yakov Faitelson and the Company.*
10.3	Amended and Restated Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan, dated June 25, 2019, between Yakov Faitelson and the Company.*
10.4	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2013 Plan.*

* Management contract or compensatory plan, contract or arrangement.